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                                                                     EXHIBIT 23C

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 1998 (except with respect to the matter discussed in Note 7, as to which the date is March 20, 1998) included in AT&T Capital Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or made a part of this registration statement on Form S-3.


                                          ARTHUR ANDERSEN LLP


New York, New York
April 14, 1998



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